UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2009

CHINA POLYPEPTIDE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-151148	20-8731646
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 11 Jiangda Road
Jianghan Economical Development Zone
430023 Wuhan, P.R. China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (86)2783518396

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As explained more fully in Item 2.01 of the Current Report on Form 8-K filed with the Securities Exchange Commission on November 17, 2009 (the “Original 8-K”), on November 13, 2009, China Polypeptide Group, Inc. (f/k/a Hamptons Extreme, Inc.) (the “Company”), acquired (the “Acquisition”) all of the issued and outstanding capital stock of Cantix International Limited (“Cantix”). As a result of the Acquisition, among other items (i) Cantix became a wholly owned subsidiary of the Company, (ii) the Company’s principal business became the business of Cantix, (iii) the Company ceased to be a shell Company, and (iv) the Company changed its fiscal year end from December 31 to September 30.

As the Original 8-K did not include the audited consolidated financial statements for Cantix for its September 30, 2009 fiscal year (as the Original 8-K did not require such financial statements due to the SEC’s accounting rules), this Form 8-K/A (the “Amendment”) is thus filed in accordance with the SEC’s interpretive guidance on post acquisition reporting in accordance with Rule 13a-1 and 13a-13 of the Securities and Exchange Act of 1934, as amended. Accordingly, the Company is filing this Amendment to amend the Original 8-K to include a Management’s Discussion and Analysis of Financial Condition and Results of Operations and audited consolidated financial statements of Cantix for the fiscal year end as of September 30, 2009 and 2008. As such, only Items 2.02 and 9.01 have been amended in this Amendment and this Amendment continues to describe conditions of the Company as of the date of the Original 8-K, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this report.

This Amendment should be read in conjunction with the Original 8-K and the Company’s periodic filings made with the SEC subsequent to the Original 8-K.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Cautionary Notice Regarding Forward-Looking Statements

Unless otherwise specified or required by context, references to “we,” “the Company,” “our” and “us” refer collectively to the “Company”, together with its wholly-owned subsidiary, Cantix, Cantix’s wholly-owned direct subsidiary, Moneyeasy Industries Limited, a Hong Kong limited company (“Moneyeasy”), Moneyeasy’s wholly-owned direct subsidiaries, Wuhan Tallyho Biological Product Co., Ltd., a PRC limited company (“Tallyho”), and Wuhan Polypeptide Anti-Aging Research and Development Co., Ltd., a PRC limited company (“Wuhan Anti-Aging”), and Tallyho’s operating subsidiary, Guangdong Hopsun Polypeptide Biological Technology Co., Ltd., a PRC limited company (“Hopsun”). Specific discussions or comments relating only to China Polypeptide Group, Inc. will reference the “CPG” and those relating only to Cantix and its subsidiaries will reference “Cantix.”

The following discussion of the financial condition and results of operations of the Company for the fiscal years ended September 30, 2009 and 2008 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this Form 8-K/A and in the Original 8-K. Our discussion includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements upon our current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions about future events. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in the Original 8-K. We use terms such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

General

CPG was set up in Delaware in March 2007 as a development stage company with no material assets or operations to engage in the design, manufacture, distribution and marketing of surfboards and related equipment. Upon the Acquisition, CPG’s principal business became the business of Cantix.

Through Cantix’s PRC operating subsidiaries, Tallyho, Hopsun, and Wuhan Anti-Aging, we are principally engaged in research, development, manufacturing, marketing and sales of polypeptide-based anti-aging nutritional supplements, health foods, functional foods and related material products since 1996. We believe we are one of the leading manufacturers of these products in China. We have over seventy different types of polypeptide-based nutritional products, health food and functional food products. Our products are sold to customers both in China and abroad, with China currently being the primary market, through a combined network of internal sales force, wholesalers and private labeled partners. In 2005, we began selling our polypeptide-based nutritional supplement products in Taiwan and Malaysia through local distributors.

We believe that, domestically and internationally, we are one of the few companies having combined competitive prices, high quality of diversified nutritional products and customer services. We believe that in China, we are one of the largest companies focusing on developing, producing and marketing functional peptide nutritional products with over 70% market share. Our products are primarily manufactured in our production facilities located on 8,529 square meters of land in the Hannan Economic Development Zone in Wuhan, China. Our products currently being marketed and sold in China have been tested and approved by the relevant Chinese governmental hygiene and safety agencies such as the local bureau of Ministry of Health and the State Food and Drug Administration. Those that are being sold in Malaysia have also been tested and approved by Ministry of Health Malaysia. Our research and development efforts are conducted at Tallyho’s facilities in Wuhan, China.

Results of Operations

Comparison of the Fiscal Years Ended September 30, 2009 and 2008

The following table sets forth the results of our operations for the fiscal years indicated in dollars and as a percentage of revenues:

	Fiscal Year ended September 30,
	2009		2008
	Amount	% of Revenues	Amount	% of Revenues
	(in dollars, except percentages)

REVENUES	$37,724,869	100.0%	$35,590,341	100.0%

COST OF SALES	2,247,048	6.0%	2,499,403	7.0%

GROSS PROFIT	35,477,821	94.0%	33,090,938	93.0%

SELLING AND ADMINISTRATIVE EXPENSES	22,842,559	60.6%	20,048,948	56.3%

INCOME FROM OPERATIONS	12,635,262	33.5%	13,041,990	36.6%

OTHER INCOME (EXPENSE)
Interest income, net	177,437	0.5%	(48,140)	-0.1%
Equity in loss in affiliates	(30,611)	-0.1%	(78,151)	-0.2%
Gain on disposal of an affiliate	42,433	0.1%	-	0.0%
Other operating income (loss)	412,820	1.1%	(170,349)	-0.5%

INCOME BEFORE PROVISION FOR INCOME TAXES	13,237,341	35.1%	12,745,350	35.8%

PROVISION FOR INCOME TAXES	2,715,274	7.2%	2,504,876	7.0%

NET INCOME	10,522,067	27.9%	10,240,474	28.8%

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	52,102	0.1%	(211,459)	-0.6%

COMPREHENSIVE INCOME	$10,574,169	28.0%	$10,029,015	28.2%

Revenues. Revenues for the fiscal year ended September 30, 2009 increased to $37,724,869 as compared to $35,590,341 for the fiscal year ended September 30, 2008, an increase of $2,134,528 or 6.0%. The increase is attributable to the increase in sales of packaged polypeptide-based nutritional supplement and health food products by $901,726 or 2.6% as compared to the fiscal year ended September 30, 2008 and the increase in sales of our peptide-based material and private labeled products to other nutritional supplement and health food manufacturers and marketers by $1,232,802 or 123.7% as compared to the fiscal year ended September 30, 2008. Management believes that sales will continue to increase because management believes the overall consumer spending in China will continue to grow (i) as a result of the overall economic recovery and growth in China and the Chinese government’s stimulus measures to encourage consumer spending as a major source of sustained economic growth in China and (ii) because management believes Chinese people are paying more attention to their health and living quality with their increasing income levels and thus the general desire for anti-aging and nutritional supplement products like ours are increasing. Additionally, the Company just completed a new manufacturing facility which provides the Company with additional production capacity to meet the increasing market demands it is facing.

Cost of Sales. Cost of sales for the fiscal year ended September 30, 2009 totaled $2,247,048, or approximately 6.0% of revenues, compared to $2,499,403, or approximately 7.0% of revenues, for the fiscal year ended September 30, 2008, a decrease of $252,355 or 10.1%. The slight decrease is mainly due to decreased prices of certain materials. Given the overall market inflation expectation in China, management believes that the prices of our raw materials will increase in 2010. However, such impacts, if any, on our results of operations are expected to be minimal given our historical high gross margin.

Gross Profit. Gross profit increased to $35,477,821 for the fiscal year ended September 30, 2009 from $33,090,938 for the fiscal year ended September 30, 2008, an increase of $2,386,883 or 7.2%. The respective gross margins are 94.0% and 93.0% for the fiscal years ended September 30, 2009 and 2008. The increase in gross profit is mainly due to the increase of our revenues and the slight improvement of gross margin.

Selling and Administrative Expenses. Selling and administrative expenses for the fiscal year ended September 30, 2009 totaled $ 22,842,559 or approximately 60.6% of revenues, compared to $20,048,948 or approximately 56.3% of revenues, for the same period in 2008, an increase of $2,793,611 or 13.9%. The increase is mainly attributable to the increase of expenses related to sales, marketing and promotional activities to boost sales of the Company’s products in light of the impacts of the economic downturn since the beginning of the fiscal year of 2009.

Income from Operations. As a result of the above, income from operations amounted to $12,635,262, or approximately 33.5% of revenues, for the fiscal year ended September 30, 2009 as compared to $13,041,990, or approximately 36.6% of revenues, for the fiscal year ended September 30, 2008, a decrease of $406,728 or 3.1%. The decrease in income from operations is mainly attributable to the increase of selling and administrative expenses.

Interest Income. Net interest income totaled $177,437 for the fiscal year ended September 30, 2009, as compared to interest expenses of $48,140 for the fiscal year ended September 30, 2008, an increase of $225,577. The increase in interest income is mainly attributable to the increase of interest income earned from the cash we collected from customers and deposited in our bank accounts.

Equity in Loss in Affiliates. The equity in loss in affiliates amounted to $30,611 for the fiscal year ended September 30, 2009, as compared to the equity in loss in affiliates of $78,151 for the fiscal year ended September 30, 2008, a decrease of $47,540 or 60.8%. The decrease is due to the decrease of the net loss of an affiliate company in which the Company has a 40% equity interest, thus using the equity method to account for such an investment.

Gain on Disposal of an Affiliate. The Company incurred a gain of $42,433 from the disposal of an affiliate company in which the Company had a 48% equity interest before such affiliate company dissolved in October 2008.

Other Operating Income (Loss). Other operating income amounted to $412,820 for the fiscal year ended September 30, 2009, as compared to other operating loss of $170,349 for the fiscal year ended September 30, 2008, an increase of $583,169. The increase is mainly attributable to the income of $468,961 earned from transferring the technical know-how of certain of our products specifically developed for a third party health food distributor.

Income before Provision for Income Taxes. As a result of the foregoing, income before provision for income taxes was $13,237,341, or approximately 35.1% of revenues, for the fiscal year ended September 30, 2009 as compared to $12,745,350, or approximately 35.8% of revenues, for the fiscal year ended September 30, 2008, an increase of $491,991 or 3.9%. The increase in income before provision for income taxes is mainly attributable to increased gross profit, increased interest income and increased other operating income.

Net Income. As a result of the foregoing, net income amounted to $10,522,067, or approximately 27.9% of revenues, for the fiscal year ended September 30, 2009 as compared to $10,240,474, or approximately 28.8% of revenues, for the fiscal year ended September 30, 2008, an increase of $281,593 or 2.7%. The increase in net income is mainly attributable to increased gross profit, increased interest income and increased other operating income. Management believes that net income will continue to increase with the growing market demands for anti-aging nutritional supplements, health food and functional food products, our increased sales and marketing efforts, the newly added manufacturing capacity to meet such increasing demands and our expansion into the other high margin peptide-based product categories.

Liquidity and Capital Resources

Cash Flows

The following table sets forth a summary of our cash flows for the fiscal years indicated below :

	Year ended September 30,
	2009	2008
	(in dollars)

Net cash used in (provide by) operating activities	(125,880)	8,351,932
Net cash used in investing activities	(1,945,429)	(3,613,175)
Net cash provided by financing activities	559,340	947,037
Effect of exchange rate change on cash and cash equivalents	33,287	213,751
Net increase (decrease) in cash and cash equivalents	(1,478,682)	5,899,545
Cash and cash equivalents, beginning of year	5,918,414	18,869
Cash and cash equivalents, end of year	4,439,732	5,918,414

Operating Activities

Net cash used in operating activities was $125,880 during the fiscal year ended September 30, 2009, a decrease of $8,477,812 or 101.5% from net cash provided by operating activities of $8,351,932 during the fiscal year ended September 30, 2008. The decrease is mainly attributable to a significant increase in accounts receivable as a result of the increased percentage of sales from third party wholesalers from 5% to 26% compared between the fiscal years ended September 30, 2008 and 2009.

Investing Activities

Net cash used in investing activities was $1,945,429 during the fiscal year ended September 30, 2009, as compared to $3,613,175 during the fiscal year ended September 30, 2008, a decrease of $1,667,746 or 46.2%. The decrease is mainly due to less expenditure for the new manufacturing facility, which was completed in December 2009, incurred during the fiscal year ended September 30, 2009 compared to that incurred during the fiscal year ended September 30, 2008.

Financing Activities

Net cash used in financing activities was $559,340 during the fiscal year ended September 30, 2009, as compared to $947,037 for the fiscal year ended September 30, 2008, a decrease of 387,697 or 40.9%. There was additional capital contributed in the year ended September 30, 2008, while none was contributed in the same period of 2009.

Capital Resources

In January 2010, we sold to one non-“U.S. Person” institutional investor (i) 666,667 shares of our common stock, and (ii) a warrant to purchase an additional 333,333 shares of our common stock for an aggregate purchase price for $3,600,000 in the aggregate. No commission was paid in connection with such investment.

As of September 30, 2009, the Company had outstanding a bank loan of RMB2,360,000 (approximately $346,211) from the Agriculture Bank of China, Wuhan Branch (“Agriculture Bank”). This bank loan has been continuously extended from September 2003, the original maturity date, and will be repaid when Agriculture Bank requests repayment. The Company has been repaying the principal amount of this loan by RMB20,000 (approximately $2,931) each month. Interest accrues on a monthly basis at the rate of 5.84% per annum.

As of September 30, 2009, the Company had outstanding another bank loan of RMB1,500,000 (approximately $220,051) from the Wuhan Finance Bureau (“WFB”). This loan has been continuously extended from November 2001, the original maturity date and such loan will be repaid when WFB requests repayment. Interest accrues on a monthly basis at the rate of 5.94% per annum.

As of September 30, 2009, the Company had outstanding a loan totaling RMB4,630,014 (approximately $679,223) from Wuhan Pan-Asia Peptide Material Research Co., Ltd. (“Wuhan Pan-Asia”), an unrelated third party, under a loan facility agreement of RMB5,000,000 (approximately $729,384). Wuhan Pan-Asia borrowed the funds to lend to the Company from Xianfeng Rural Credit Co-operative for which the Company pledged an office building as collateral. Interest on the loan is paid by the Company monthly at the rate of 0.531%. The loan matures in August 2010.

We believe we will require additional capital to finance any future manufacturing facility expansion, market channel expansion, changes in our business plan or other future capital intensive developments, including any investments or acquisitions we may decide to pursue. To the extent it becomes necessary to raise additional capital, we may seek to raise it through the sale of debt and/or equity securities, funding from joint-venture or strategic partners, institutional debt financing or loans, or a combination of the foregoing. Other than as described above, we currently do not have any binding commitments for, or readily available sources of, additional financing. If we decide to pursue any of the above projects, we cannot provide any assurances that we will be able to secure the additional cash or working capital we may require to implement such project now or in the future, or if we do, the terms thereof.

We believe that our currently available funds, funds from operations and available bank financing is sufficient for us to continue our operations as presently conducted for at least the next twelve (12) months.

Contractual Obligations

The capital commitments for construction of a new facility and the purchase of relevant land use rights as of September 30, 2009 and 2008 were $8,978,040 and $5,870,008 respectively. The new facility was completed in December 2009.

Off Balance Sheet Arrangements

Other than with respect to our pledge of an office building owned by us in connection with the Wuhan Pan-Asia loan as described above, we have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Seasonality

Historically, the Company’s revenues for the first and forth quarters in each fiscal year have been higher than revenues for the second and third fiscal quarters. We believe that this is partially due to a number of major festivals and holiday celebrations that occur in China around the end of our first and fourth fiscal quarters. Though it may be the case, as some Chinese festivals such as the Chinese New Year follow the Chinese Lunar calendar which usually lags the Gregorian calendar that is used worldwide, if such festival happen to occur substantially later than the end of the first and fourth quarters, we believe a certain portion of such revenues would fall in the following quarters.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations above is based on our consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We evaluate our estimates and assumptions on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. However, actual results could differ materially from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 in the Notes to our consolidated financial statements in this Current Report on Form 8-K, we believe that the following accounting policies are the most critical to assist you in fully understanding and evaluating the management’s discussion and analysis:

Principles of consolidation

The consolidated financial statements, prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”), include the assets, liabilities, revenues, expenses and cash flows of the Company and all its subsidiaries. This basis of accounting differs in certain material respects from that used for the preparation of the books and records of the Company's principal subsidiaries, which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the PRC, the accounting standards used in the place of their domicile. The accompanying consolidated financial statements reflect necessary adjustments not recorded in the books and records of the Company's subsidiaries to present them in conformity with US GAAP. All significant inter-company accounts, transactions and cash flows are eliminated on consolidation. Investment in affiliates in which the Company exercises significant influence but do not control and are not the primary beneficiary are accounted for using the equity method.

Use of Estimates

The preparation of the Company’s financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The financial statements include some amounts that are based on management’s best estimates and judgments. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, other receivables, inventories, taxes payable, and the estimation on useful lives of property, plant and equipment and intangible assets. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Revenue Recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time when the products are delivered to and accepted by its customers, the price is fixed or determinable, and collectability is reasonably assured. Customers do not have a general right of return on products shipped. The number of products returned to the Company was insignificant during past years. There are no post-shipment obligations, price protection and bill and hold arrangements.

Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the weighted average cost method. Cost of finished goods comprises direct material, direct production cost and an allocated portion of production overheads based on normal operating capacity. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing the net realizable value on a periodic basis. If inventory is written down to net realizable value, the write-down is charged to expense.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of Cantix is Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Recently Issued Accounting Pronouncements

In June 2009, the FASB issued Accounting Standards Update No. 2009-01, “Generally Accepted Accounting Principles” (“ASC Topic 105”) which establishes the FASB Accounting Standards Codification (“the Codification” or “ASC”) as the official single source of authoritative U.S. GAAP. All existing accounting standards are superseded. All other accounting guidance not included in the Codification will be considered non-authoritative. The Codification also includes all relevant Securities and Exchange Commission (“SEC”) guidance organized using the same topical structure in separate sections within the Codification.

 Following the Codification, the Board will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASU”) which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

The Codification is not intended to change GAAP, but it will change the way GAAP is organized and presented. The Codification is effective for our 2009 annual consolidated financial statements and the principal impact on our financial statements is limited to disclosures as all future references to authoritative accounting literature will be referenced in accordance with the Codification. In order to ease the transition to the Codification, we are providing the Codification cross-reference alongside the references to the standards issued and adopted prior to the adoption of the Codification.

Fair Value Accounting

In 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“ASC Topic 820”) which defines fair value, establishes a market-based framework or hierarchy for measuring fair value and expands disclosures about fair value measurements. This guidance is applicable whenever another accounting pronouncement requires or permits assets and liabilities to be measured at fair value. It does not expand or require any new fair value measures; however the application of this statement may change current practice.

In April 2009, the FASB issued the following updates that provide additional application guidance and enhance disclosures regarding fair value measurements and impairments of securities:

FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“ASC Topic 820-10-65”). This update relates to determining fair values when there is no active market or where the price inputs being used represent distressed sales. It reaffirms the need to exercise judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive.

FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (“ASC topic 320-10-65”). This update applies to investments in debt securities for which other-than-temporary impairments may be recorded. If an entity’s management asserts that it does not have the intent to sell a debt security and it is more likely than not that it will not have to sell the security before recovery of its cost basis, then an entity may separate other-than-temporary impairments into two components: 1) the amount related to credit losses (recorded in earnings) and 2) all other amounts (recorded in Other comprehensive income).

 FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“ASC Topic 320-10-65”). This update requires fair value disclosures for financial instruments that are not currently reflected on the balance sheet at fair value on a quarterly basis.

In August 2009, FASB issued ASU No. 2009-05 which amends Fair Value Measurements and Disclosures – Overall (“ASC Topic 820-10”) to provide guidance on the fair value measurement of liabilities. This update requires clarification for circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1) a valuation technique that uses either the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as an asset; or 2) another valuation technique that is consistent with the principles in ASC Topic 820 such as the income and market approach to valuation. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. This update further clarifies that if the fair value of a liability is determined by reference to a quoted price in an active market for an identical liability, that price would be considered a Level 1 measurement in the fair value hierarchy. Similarly, if the identical liability has a quoted price when traded as an asset in an active market, it is also a Level 1 fair value measurement if no adjustments to the quoted price of the asset are required. Although management will continue to evaluate the application of ASC Topic 820 and its subsequent and related updates, management does not currently believe the adoption of ASC Topic 820 and its subsequent and related updates will have a material impact on the Company’s results of operations or financial position.

Business Combinations

In 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“ASC Topic 805”). This guidance requires the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction (whether a full or partial acquisition); establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed; requires expensing of most transaction and restructuring costs; and requires the acquirer to disclose the information necessary to evaluate and understand the nature and financial effect of the business combination. The impact of ASC 805 on our consolidated financial statements will depend upon the nature, terms and size of the acquisitions we consummate in the future.

In April 2009, the FASB issued Staff Position No. FSP FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“ASC Topic 805-20”). This updated guidance amended the accounting treatment for assets and liabilities arising from contingencies in a business combination and requires that pre-acquisition contingencies be recognized at fair value, if fair value can be reasonably determined. If fair value cannot be reasonably determined, measurement should be based on the best estimate in accordance with SFAS No. 5, “Accounting for Contingencies” (“ASC Topic 405”). The Company does not have any assets acquired or liabilities assumed in a business combination that arise from contingencies.

Other Accounting Changes

In June 2009, the FASB issued the following standards:

SFAS No. 166, “Accounting for Transfers of Financial Assets” (“ASC Topic 860”). This updated guidance removed the concept of a qualifying special-purpose entity and removed the exception from applying consolidation guidance to these entities. This update also clarified the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. ASC Topic 810 is effective for our fiscal year beginning on January 1, 2010. We are currently evaluating the potential impact the adoption of this Statement will have on its financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“ASC Topic 855”), which is effective for interim or annual financial periods ending after June 15, 2009. ASC Topic 855 establishes general standards of accounting and disclosure of events that occur after the balance sheet but before financial statements are issued or are available to be issued. However, since the Company is a public entity, management is required to evaluate subsequent events through the date that financial statements are issued and disclose the date through which subsequent events have been evaluated, as well as the date the financial statements were issued. ASC Topic 855 was adopted since its interim period ended June 30, 2009. Subsequent events for the year ended September 30, 2009 have been evaluated through February 12, 2009, the date the financial statements were issued.

During 2009, the FASB has issued several ASU’s – ASU No. 2009-02 through ASU No. 2009-15. Except for ASU’s No. 2009-05, 2009-13 and 2009-14 discussed above, the ASU’s entail technical corrections to existing guidance or affect guidance related to specialized industries or entities and therefore have minimal, if any, impact on the Company.

In 2008, the FASB issued Staff Position No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“ASC Topic 715-20-65”). This guidance will expand disclosure by requiring the following new disclosures: 1) how investment allocation decisions are made by management; 2) major categories of plan assets; and 3) significant concentrations of risk. Additionally, ASC 715-20-65 will require an employer to disclose information about the valuation of plan assets similar to that required in ASC Topic 820 Fair Value Measurements and Disclosures. We are currently evaluating the potential impact the adoption of this Statement will have on its financial statements.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Audited Consolidated Financial Statements of Cantix for the years ended September 30, 2009 and 2008.

SIGNATURES

Pursuant to the requirements of Section12 of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China Polypeptide Group, Inc.

Date: February 12, 2010	By:	/s/ Dongliang Chen
Name: Dongliang Chen Title: Chairman and Chief Executive Officer